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                                                                      EXHIBIT 21

                           TITAN INTERNATIONAL, INC.
                                  SUBSIDIARIES

                                                              JURISDICTION OF
NAME                                                           INCORPORATION
----                                                          ---------------
Dyneer Corporation..........................................  Delaware
Nieman's, Limited...........................................  Iowa
Titan Distribution, Inc. ...................................  Illinois
Titan Europe, Limited.......................................  United Kingdom
Titan Italia, S.p.A. .......................................  Italy
Titan Luxembourg S.a.r.l. ..................................  Luxembourg
Titan Marketing Services, Inc. .............................  Illinois
Titan Steel Wheels, Limited.................................  United Kingdom
Titan Tire Corporation......................................  Illinois
Titan Tire Corporation of Natchez...........................  Mississippi
Titan Tire Corporation of Tennessee.........................  Delaware
Titan Tire Corporation of Texas.............................  Texas
Titan Wheel Corporation of Illinois.........................  Illinois
Titan Wheel Corporation of Virginia.........................  Virginia
Titan Wheel Corporation of Wisconsin........................  Wisconsin

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